                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                         RECEIVABLES PURCHASE AGREEMENT

                            DATED AS OF JUNE 27, 2003

                                      AMONG

                            LPAC CORP. II, AS SELLER,

                      LENNOX INDUSTRIES INC., AS SERVICER,

                       JUPITER SECURITIZATION CORPORATION,

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                 PARTIES HERETO

                                       AND

                       BANK ONE, NA (MAIN OFFICE CHICAGO),

                                    AS AGENT

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                                TABLE OF CONTENTS

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ARTICLE I  PURCHASE ARRANGEMENTS

     Section 1.1  Purchase Facility...............................................................................    1
     Section 1.2  Increases.......................................................................................    2
     Section 1.3  Decreases.......................................................................................    2
     Section 1.4  Payment Requirements............................................................................    2

ARTICLE II  PAYMENTS AND COLLECTIONS

     Section 2.1  Payments........................................................................................    3
     Section 2.2  Collections Prior to Amortization...............................................................    3
     Section 2.3  Terminating Financial Institutions..............................................................    5
     Section 2.4  Collections Following Amortization..............................................................    5
     Section 2.5  Application of Collections......................................................................    5
     Section 2.6  Payment Recission...............................................................................    6
     Section 2.7  Maximum Purchaser Interests.....................................................................    6
     Section 2.8  Clean Up Call...................................................................................    6

ARTICLE III  CONDUIT FUNDING

     Section 3.1  CP Costs........................................................................................    7
     Section 3.2  CP Costs Payments...............................................................................    7
     Section 3.3  Calculation of CP Costs.........................................................................    7

ARTICLE IV  FINANCIAL INSTITUTION FUNDING

     Section 4.1  Financial Institution Funding...................................................................    7
     Section 4.2  Yield Payments..................................................................................    7
     Section 4.3  Selection and Continuation of Tranche Periods...................................................    7
     Section 4.4  Financial Institution Bank Rates................................................................    8
     Section 4.5  Suspension of the LIBO Rate.....................................................................    8
     Section 4.6  Liquidity Agreement Fundings....................................................................    9

ARTICLE V  REPRESENTATIONS AND WARRANTIES

     Section 5.1  Representations and Warranties of The Seller Parties............................................    9
     Section 5.2  Financial Institution Representations and Warranties...........................................    13

ARTICLE VI  CONDITIONS OF PURCHASES

     Section 6.1  Conditions Precedent to Initial Incremental Purchase...........................................    13
     Section 6.2  Conditions Precedent to All Purchases and Reinvestments........................................    13

ARTICLE VII  COVENANTS

     Section 7.1  Affirmative Covenants of The Seller Parties....................................................    14
     Section 7.2  Negative Covenants of the Seller Parties.......................................................    22
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                                TABLE OF CONTENTS
                                    (cont'd)

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ARTICLE VIII  ADMINISTRATION AND COLLECTION

     Section 8.1  Designation of Servicer........................................................................    23
     Section 8.2  Duties of Servicer.............................................................................    24
     Section 8.3  Collection Notices.............................................................................    25
     Section 8.4  Responsibilities of Seller.....................................................................    25
     Section 8.5  Reports........................................................................................    26
     Section 8.6  Servicing Fees.................................................................................    26

ARTICLE IX  AMORTIZATION EVENTS

     Section 9.1  Amortization Events............................................................................    26
     Section 9.2  Remedies.......................................................................................    28

ARTICLE X  INDEMNIFICATION

     Section 10.1  Indemnities by The Seller Parties.............................................................    28
     Section 10.2  Increased Cost and Reduced Return.............................................................    31
     Section 10.3  Other Costs and Expenses......................................................................    32

ARTICLE XI  THE AGENT

     Section 11.1  Authorization and Action......................................................................    32
     Section 11.2  Delegation of Duties..........................................................................    32
     Section 11.3  Exculpatory Provisions........................................................................    33
     Section 11.4  Reliance by Agent.............................................................................    33
     Section 11.5  Non-Reliance on Agent and Other Purchasers....................................................    33
     Section 11.6  Reimbursement and Indemnification.............................................................    34
     Section 11.7  Agent in its Individual Capacity..............................................................    34
     Section 11.8  Successor Agent...............................................................................    34

ARTICLE XII  ASSIGNMENTS; PARTICIPATIONS

     Section 12.1  Assignments...................................................................................    34
     Section 12.2  Participations................................................................................    35
     Section 12.3  Extension of Liquidity Termination Date.......................................................    36
     Section 12.4  Terminating Financial Institutions............................................................    36

ARTICLE XIII  MISCELLANEOUS

     Section 13.1  Waivers and Amendments........................................................................    37
     Section 13.2  Notices.......................................................................................    38
     Section 13.3  Ratable Payments..............................................................................    38
     Section 13.4  Protection of Ownership Interests of the Purchasers...........................................    38
     Section 13.5  Confidentiality...............................................................................    39
     Section 13.6  Bankruptcy Petition...........................................................................    39
     Section 13.7  Limitation of Liability.......................................................................    39
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                                TABLE OF CONTENTS
                                    (cont'd)

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     Section 13.8   CHOICE OF LAW................................................................................    40
     Section 13.9   CONSENT TO JURISDICTION......................................................................    40
     Section 13.10  WAIVER OF JURY TRIAL.........................................................................    40
     Section 13.11  Integration; Binding Effect; Survival of Terms...............................................    40
     Section 13.12  Counterparts; Severability; Section References...............................................    41
     Section 13.13  Bank One Roles...............................................................................    41
     Section 13.14  Characterization.............................................................................    41
     Section 13.15  Amendments Related to Credit Agreement.......................................................    42
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Exhibits and Schedules

Exhibit I         Definitions
Exhibit II        Form of Purchase Notice
Exhibit III       Places of Business of the Seller Parties; Locations of
                  Records; Federal Employer Identification Number(s)
Exhibit IV        Names of Collection Banks; Collection Accounts
Exhibit V         Form of Compliance Certificate
Exhibit VI        Form of Collection Account Agreement
Exhibit VII       Form of Assignment Agreement
Exhibit VIII      Credit and Collection Policy
Exhibit IX        Form of Contract(s)
Exhibit X         Form of Monthly Report
Exhibit XI        Form of Reduction Notice
Exhibit XII       Form of Weekly Report
Exhibit XIII      Form of Bi-Weekly Report
Schedule A        Commitments
Schedule B        Closing Documents

                                       iv

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                                  LPAC CORP. II

                         RECEIVABLES PURCHASE AGREEMENT

                  This Receivables Purchase Agreement dated as of June 27, 2003 is among LPAC Corp. II, a Delaware corporation ("Seller"), Lennox Industries Inc., an Iowa corporation ("Lennox"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Conduit") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

                  Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

                  Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

                  In the event that Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Conduit in accordance with the terms of the Liquidity Agreement entered into by Conduit with such Financial Institutions.

                  Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Conduit and the Financial Institutions in accordance with the terms hereof.

                                   ARTICLE I
                              PURCHASE ARRANGEMENTS

                  Section 1.1       Purchase Facility. (a) Upon the terms
and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Conduit may, at its option, instruct the Agent to purchase on behalf of Conduit, or if Conduit shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

                  (b) Seller may, upon at least 10 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

                  Section 1.2       Increases. Seller shall provide the
Agent with at least two Business Days' prior notice in the form set forth as
Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $2,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall be no more frequent than twice during any calendar month) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Bank Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Conduit agrees to make the purchase. If Conduit declines to make a proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Conduit or the Financial Institutions, as applicable, shall deposit to the account of the Seller designated in the applicable Purchase Notice, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Conduit, the aggregate Purchase Price of the Purchaser Interests then being purchased by the Conduit or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests then being purchased by the Financial Institutions.

                  Section 1.3       Decreases. Seller shall provide the
Agent with 2 Business Days' prior written notice in substantially the form set forth on Exhibit XI hereto (each a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Conduit and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduit, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

                  Section 1.4       Payment Requirements. All amounts to be
paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds, and if not received before 12:00 noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                       2

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                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

                  Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as CP Costs and Yield, (iii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.4 hereof), (iv) all amounts payable pursuant to Section 2.7, (v) all amounts payable pursuant to Article X, if any, (vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs (it being understood that any request for reimbursement of Broken Funding Costs shall be accompanied by a certificate setting forth in reasonable detail the calculation of such amount) and (viii) all Default Fees (collectively, the "Obligations"). If Seller fails to pay any of the Obligations when due, or if Servicer fails to make any deposit required to be made by it under this Agreement when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

                  Section 2.2       Collections Prior to Amortization.

                  (a) Subject to the following Section 2.2(b) below, prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2.

                  (b) At any time any Collections or Deemed Collections are received by the Servicer prior to the Amortization Date:

                           (i) the Servicer shall set aside and hold in trust for the benefit of the Purchasers:

                                    (A)      the Termination Percentage of
         Collections and Deemed Collections evidenced by the Purchaser Interests of each Terminating Financial Institution,

                                    (B)      an amount equal to the accrued and
         unpaid Obligations, and

                                    (C)      an amount equal to the Aggregate
         Reduction, if any, to be effected pursuant to Section 1.3, and

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                           (ii)     Seller hereby requests and the Purchasers
         (other than any Terminating Financial Institutions) hereby agree to make (subject to the conditions precedent set forth in Section 6.2 and the requirements of Section 2.7), simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection received or Deemed Collection deemed received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt.

                  (c) On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1):

                           (i) first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if an Affiliate of the Seller is not then acting as the Servicer,

                           (ii) second, ratably to the payment of all accrued and unpaid CP Costs and Yield,

                           (iii) third, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

                           (iv) fourth, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions to zero, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage,

                           (v) fifth, to reduce Capital of outstanding Purchaser Interests in an amount, if any, necessary so that the aggregate of the Purchaser Interests does not exceed the Applicable Maximum Purchaser Interest applied ratably in accordance with the Capital Pro Rata Share of the Purchasers,

                           (vi) sixth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations,

                           (vii) seventh, to fund any Aggregate Reduction on such Settlement Date applied ratably in accordance with the Capital Pro Rata Share of the Purchasers, and

                           (viii) eighth, any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date.

                                       4

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In the event that, pursuant to Section 1.3, an Aggregate Reduction is to take place on a date other than a Settlement Date, on the date of such Aggregate Reduction, the Servicer shall remit to the Agent's account, out of the amounts set aside pursuant to this Section 2.2, an amount equal to such Aggregate Reduction to be applied in accordance with Section 1.3.

                  Section 2.3 Terminating Financial Institutions. Each Terminating Financial Institution shall be allocated a ratable portion of Collections and Deemed Collections from the date of its becoming a Terminating Financial Institution (the "Termination Date") until such Terminating Financial Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Purchasers in accordance with Section 2.4.

                  Section 2.4       Collections Following Amortization. On
the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections and Deemed Collections received on such day and an additional amount of funds for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and on each day after the Amortization Date, the Servicer shall (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Aggregate Capital and any other Aggregate Unpaids.

                  Section 2.5       Application of Collections. If there
shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.4, the Servicer shall distribute funds:

                           (i) first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if an Affiliate of the Seller is not then acting as the Servicer,

                           (ii) second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                           (iii) third, ratably to the payment of all accrued and unpaid CP Costs, Yield and fees under the Fee Letter,

                           (iv) fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

                           (v) fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the

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         Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and

                           (vi) sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.5, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

                  Section 2.6 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

                  Section 2.7       Maximum Purchaser Interests. Seller
shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate the Maximum Purchaser Interest at such time. If the aggregate of the Purchaser Interests of the Purchasers exceeds the Maximum Purchaser Interest, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than the Maximum Purchaser Interest. The Maximum Purchaser Interest shall be reduced during the months of November and December in accordance with the definition thereof if: (i) the Seller fails to make a request for the delivery of Bi-Weekly Reports on or prior to October 1 of any year in accordance with Section 8.5, (ii) the Agent does not consent to the delivery of Bi-Weekly Reports during the months of November and December, or
(iii) at any time during such months, the Servicer fails to deliver a Bi-Weekly Report after the Agent has consented to such delivery.

                  Section 2.8 Clean Up Call. In addition to Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

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                                  ARTICLE III
                                 CONDUIT FUNDING

                  Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding; provided, however, that at any time after the occurrence and during the continuance of an Amortization Event, Capital associated with each Purchaser Interest of Conduit shall accrue interest at a per annum rate equal to the Prime Rate plus 2.0%; provided, further, however, that any Purchaser Interest, or portion thereof, which, or an undivided interest in which, is being funded by the Financial Institutions, will accrue Yield pursuant to Article IV. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Conduit and funded substantially with Pooled Commercial Paper.

                  Section 3.2       CP Costs Payments. On each Settlement
Date, Seller shall pay to the Agent (for the benefit of Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Conduit for the immediately preceding Accrual Period in accordance with Article II.

                  Section 3.3 Calculation of CP Costs. On the fifth Business Day immediately preceding each Settlement Date, Conduit shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

                  Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Bank Rate in accordance with Section 4.4, the initial Bank Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Conduit all or any portion of a Purchaser Interest (or an undivided interest therein) pursuant to the Liquidity Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

                  Section 4.2       Yield Payments. On the Settlement Date
for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of such Purchaser Interest in accordance with Article II.

                  Section 4.3       Selection and Continuation of Tranche
Periods.

                  (a) With consultation from (and approval by) the Agent (such approval not to be unreasonably withheld), Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, (i) if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that

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

at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date and (ii) no more than 3 Tranche Periods shall be outstanding at any time.

                  (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the last day of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on such last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Conduit be combined with a Purchaser Interest of the Financial Institutions.

                  Section 4.4 Financial Institution Bank Rates. Seller may, with the consent of the Agent, select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Bank Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Bank Rate, give the Agent irrevocable notice of the requested new Bank Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Bank Rate, the initial Bank Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.

                  Section 4.5 Suspension of the LIBO Rate. (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and, select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate, and the then current Tranche Period for such Purchaser Interest shall thereupon be terminated and a new Tranche Period based upon the Prime Rate shall commence.

                  (a) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obligated, at the request of Seller, Conduit or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Conduit and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                  Section 4.6 Liquidity Agreement Fundings. The parties hereto acknowledge that Conduit may put all or any portion of its Purchaser Interests to the Financial Institutions at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under the Liquidity Agreement to the extent available. The fundings under the Liquidity Agreement will accrue interest at the Bank Rate in accordance with this Article IV. Regardless of whether a funding of Purchaser Interests by the Financial Institutions constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under the Liquidity Agreement of a Purchaser Interest originally funded by Conduit or the sale of one or more participations under the Liquidity Agreement in a Purchaser Interest originally funded by Conduit, each Financial Institution participating in a funding of a Purchaser Interest shall have the rights and obligations of a "Purchaser" hereunder with the same force and effect as if it had directly purchased such Purchaser Interest from Seller hereunder.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Such Seller Party is duly qualified to do business and is in good standing and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except with respect to the Servicer only, to the extent that the failure to qualify or to hold such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                  (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, except to the extent such violation or contravention could not reasonably be expected to have a Material Adverse Effect, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any Monthly Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.2(a) has been taken and completed. Seller's Delaware organizational identification number and Federal Employer Identification Number is correctly set forth on Exhibit III.

                  (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. The initial Servicer represents and warrants that since December 31, 2002, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries (taken as a whole) or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

                  (n) Names. Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Seller. Lennox International indirectly owns 100% of the issued and outstanding capital stock of Seller, Heatcraft Technologies Inc. directly owns 85% of the issued and outstanding common stock of Seller, each of Armstrong, Hearth and Excel directly owns 5% of the issued and outstanding common stock of Seller and each of Armstrong and Hearth directly owns 100% of the issued and outstanding preferred stock of Seller, in each case free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

                  (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 7.2 and in compliance with the notification requirements of Section 7.1(a)(vii).

                  (s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

                  (v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

                  Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Conduit that:

                  (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

                  Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent (a) that the Agent shall have received on or before the date of such purchase: (i) the satisfactory report of the Agent's auditors; (ii) those documents listed on Schedule B; (iii) a pro forma Monthly Report covering the immediately preceding Accrual Period and (iv) all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter and (b) the Servicer shall have complied (and have caused the Originators to comply) with the requirements of Section 7.1(e).

                  Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 12.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports and Weekly Reports as and when due under Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                           (i) the representations and warranties set forth in Section 5.1 are true and correct in all material respects (except that the materiality standard in this clause (i) shall not apply to any such representation or warranty which is qualified by a materiality standard by its terms) on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                           (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event;

                           (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Maximum Purchaser Interest; and

                           (iv) after giving effect to such Incremental Purchase or Reinvestment, the Weighted Average Term (with respect to Receivables included in the Net Receivables Balance) shall not exceed 60 days.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                   ARTICLE VII
                                    COVENANTS

                  Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                           (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Seller and Lennox International and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to the Agent by independent public accountants reasonably acceptable to the Agent.

                           (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Lennox International and its consolidated Subsidiaries, and the Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

                           (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party's chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party, each Originator or Lennox International copies of all financial statements, reports and proxy statements so furnished.

                           (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all final registration statements (excluding exhibits) other than registration statements relating to employee benefit plans and annual, quarterly, monthly or other regular periodic reports which such Seller Party, each Originator, Lennox International or any of its Subsidiaries files with the Securities and Exchange Commission.

                           (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Conduit, copies of the same.

                           (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice
         (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                           (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                  (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i)      Amortization Events or Potential
         Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                           (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against Lennox International or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Lennox International and its Subsidiaries exceeds $10,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Lennox International or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                           (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                           (iv) Termination Date. The occurrence of a "Termination Date" under and as defined in the Receivables Sale Agreement.

                           (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor, that, with respect to the Servicer, could reasonably be expected to have a Material Adverse Effect.

                  (c) Compliance with Laws and Preservation of Corporate Existence. (i) Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. (ii) Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters; provided that (A) during a Level One Enhancement Period and prior to the occurrence of an Amortization Event, the Seller Parties shall be responsible for the cost of only one audit at each location of the Originators and the Seller Parties during any 12 month period beginning on the date hereof or any anniversary of the date hereof and (B) during a Level Two Enhancement Period and prior to the occurrence of an Amortization Event, the Seller Parties shall be responsible for the cost of only two audits at each location of the Originators and the Seller Parties during any 12 month period beginning on the date hereof or any anniversary of the date hereof.

                  (e)      Keeping and Marking of Records and Books.

                           (i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Such Seller Party will (and will cause each Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Receivables Sale Agreement and Stock Purchase Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement and the Stock Purchase Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement and the Stock Purchase Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement and the Stock Purchase Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement. Seller will cause Armstrong to take all actions to perfect and enforce Armstrong's rights and interests under the Sale and Assignment as the Agent may from time to time reasonably request.

                  (h) Ownership. Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Sale and Assignment irrevocably in Armstrong and purchased under the Receivables Sale Agreement irrevocably in Seller, in each case free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Armstrong's and Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Armstrong and Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

                  (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Lennox International or any Affiliate thereof (each a "Lennox Entity"). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Lennox Entity and not just a division of a Lennox Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                                    (A)      conduct its own business in its own
         name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Lennox Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                                    (B)      compensate all employees,
         consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Lennox Entity, allocate the compensation of such employee, consultant or agent between Seller and such Lennox Entity, on a basis that reflects the services rendered to Seller and such Lennox Entity;

                                    (C)      clearly identify its offices (by
         signage or otherwise) as its offices and, if such office is located in the offices of any Lennox Entity, Seller shall lease such office at a fair market rent;

                                    (D)      have a separate telephone number,
         which will be answered only in its name and separate stationery, invoices and checks, if any, in its own name;

                                    (E)      conduct all transactions with each
         Lennox Entity strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Lennox Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                                    (F)      at all times have a Board of
         Directors consisting of three members, at least one member of which is an Independent Director;

                                    (G)      observe all corporate formalities
         as a distinct entity, and ensure that all corporate actions relating to
         (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                                    (H)      maintain Seller's books and records
         separate from those of any Lennox Entity and otherwise readily identifiable as its own assets rather than assets of such Lennox Entity;

                                    (I)      prepare its financial statements
         separately from those of any Lennox Entity and insure that any consolidated financial statements of any Lennox Entity that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                                    (J)      except as herein specifically
         otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Lennox Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

                                    (K)      pay all of Seller's operating
         expenses from Seller's own assets (except for certain payments by any Lennox Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                                    (L)      operate its business and activities
         such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to each Originator thereunder for the purchase of Receivables from each Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                                    (M)      maintain its corporate charter in
         conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                                    (N)      maintain the effectiveness of, and
         continue to perform under the Receivables Sale Agreement, the Stock Purchase Agreement and the Performance Guaranty, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, the Stock Purchase Agreement or the Performance Guaranty, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement, the Stock Purchase Agreement or the Performance Guaranty or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                                    (O)      maintain its corporate separateness
         such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

                                    (P)      maintain at all times the Required
         Capital Amount (as defined in the Receivables Sale Agreement), at all times after the execution of the Credit Agreement by Lennox International, refrain from making any dividend, distribution, or redemption of capital stock which would cause the Required Capital Amount to cease to be so maintained, and refrain from making any payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                                    (Q)      take such other actions as are
         necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Locke Liddell & Sapp LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to true sale and substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. Such Seller Party will cause (1) all Collections to be remitted by the Obligors directly to either a Lock-Box or a Collection Account, (2) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (3) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect; provided that Seller shall have 30 days after the date hereof to deliver a fully executed Collection Account Agreement with respect to the Lock-Box and Collection Account into which Collections of Receivables originated by Hearth are deposited. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any Financial Institution.

                  (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment.

                  (m) Payment to Originators. With respect to any Receivable purchased by Seller from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

                  Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. Such Seller Party will not (and will not permit any Originator to) (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or chief executive office or location of books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in corporate structure, or change in location of its chief executive office or books and records such Seller Party notifies the Agent thereof and delivers to the Agent such financing statements (Forms UCC-1 and UCC-3) authorized or executed by such Seller Party (if required under applicable law) which the Agent may reasonably request to reflect such name change, location change, or change in corporate structure, together with such other documents and instruments that the Agent may request in connection therewith and has taken all other steps to ensure that the Agent, for the benefit of itself and the Purchasers, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless the Agent shall have received from such Seller Party, prior to such change, (A) those items described in clause (i) hereof, and (B) if the Agent or any Purchaser shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and the applicable Seller Party's valid existence and good standing and the perfection and priority of the Agent's ownership or security interest in the Receivables, the Related Security and Collections.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Lock-Box.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any

Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to a Receivable.

                  (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement) with respect to any Originator, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                  (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

                  Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this
Section 8.1. Lennox is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time following the occurrence and during the continuance of an Amortization Event, designate as Servicer any Person to succeed Lennox or any successor Servicer.

                  (a) Without the prior written consent of the Agent and the Required Financial Institutions, Lennox shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) each Originator with respect to the Receivables originated by such Originator and (ii) with respect to certain Charged-Off Receivables and Defaulted Receivables, outside collection agencies in accordance with its customary practices. The Originators shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Lennox. If at any time following the occurrence and during the continuance of an Amortization Event, the Agent shall designate as Servicer any Person other than Lennox, all duties and responsibilities theretofore delegated by Lennox to the Originators may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Lennox and to the Originators.

                  (b) Notwithstanding any delegation by Lennox pursuant to the foregoing subsection (b), (i) Lennox shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Lennox in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Lennox in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Lennox, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

                  Section 8.2 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (a) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank maintaining a Collection Account at any time; provided that the Servicer shall have 30 days after the date hereof to deliver a fully executed Collection Account Agreement with respect to the Lock-Box and Collection Account into which Collections of Receivables originated by Hearth are deposited. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall (i) segregate and deposit with a bank designated by the Agent or (ii) deposit in the mail for delivery to a bank designated by the Agent, such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (c) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Delinquent Receivable or to foreclose upon or repossess any Related Security; provided that, at any time during a Level One Enhancement Period and prior to the occurrence of an Amortization Event, the Agent has given the Seller five (5) Business Days' prior notice and during such notice period the Outstanding Balance of such Receivable has not been reduced to zero.

                  (d) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                  (e) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

                  Section 8.3 Collection Notices. The Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Collection Account and each Lock-Box. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

                  Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. Neither the Agent nor the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

                  Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the eighth day of each month (or if such day is not a Business Day, on the next succeeding Business Day) and at such times as the Agent shall request, a Monthly Report, (ii) at any time during a Level Two Enhancement Period, on Wednesday of each week with respect to and as of the end of the immediately preceding calendar week, a Weekly Report and (iii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. On or prior to October 1 of each year during the term of this agreement, the Seller may request the Agent to accept the delivery of a Bi-Weekly Report during November and December of such year in lieu of a reduction of the Maximum Purchaser Interest during such months. If the Agent consents to the delivery of such report (such consent not to be unreasonably withheld), then the Servicer shall prepare and forward to the Agent, on the second and fourth Wednesdays of the months of November and December of such year with respect to and as of the end of the immediately preceding two calendar week period, a Bi-Weekly Report.

                  Section 8.6 Servicing Fees. In consideration of Lennox's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Lennox shall continue to perform as Servicer hereunder, Seller shall pay over to Lennox a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1.0% per annum of the average Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

                  Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder or under any other Transaction Document when due and such failure shall continue for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for (A) in the case of any covenant set forth in paragraphs (a)(viii), (e), (k) or (l) of Section 7.1, thirty (30) days, (B) in the case of any covenant set forth in paragraphs
(a)(iv) through (a)(vi) of Section 7.1 or clause (i) of Section 7.1(c), ten (10) days and (C) except as provided in the preceding clauses (A) and (B), five (5) Business Days.

                  (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect (except that the materiality standard in this subsection (b) shall not apply to any such representation or warranty which is qualified by a materiality standard by its terms) when made or deemed made.

                  (c) Failure of Seller to pay any Indebtedness when due (after the passage of any applicable notice and grace period) or the failure of Servicer, any Originator or Lennox International to pay Indebtedness when due (after the passage of any applicable notice and grace period) in excess of $10,000,000; or the default (after the passage of any applicable notice and grace period) by any Seller Party, any Originator or Lennox International in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, provided that Bank One has not waived any such default in its capacity as a lender under such agreement; or any such Indebtedness of any Seller Party, any Originator or Lennox International shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Any Seller Party, any Originator or Lennox International shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any such Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any such Person shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

                  (e)      Seller shall fail to comply with the terms of Section
2.7 hereof.

                  (f) As of the end of any calendar month, (i) the average of the Dilution Trigger Ratios as of the end of such calendar month and the two preceding calendar months shall exceed 11.0%, (ii) the average of the Delinquency Trigger Ratios as of the end of such calendar month and the two preceding calendar months shall exceed 6.5%, or (iii) the average of the Default Trigger Ratios as of the end of such calendar month and the two preceding calendar months shall exceed 3.0%.

                  (g)      A Change of Control shall occur.

                  (h) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against the Servicer, Lennox International or any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

                  (i) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement with respect to any Originator or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

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

                  (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

                  (k) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Guaranty, or the Performance Guaranty shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

                  (l) Lennox International shall fail to comply with the covenants set forth in Section 5.15 of the Existing Credit Agreement as such covenants are in effect on the date hereof, without giving effect to any amendment, modification or waiver after the date hereof other than any amendment, modification or waiver agreed to by Bank One in its capacity as a lender under the Existing Credit Agreement.

                  Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions:
(i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party, any Originator, Lennox International or any of their respective Subsidiaries under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X
                                 INDEMNIFICATION

                  Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller, the Servicer or the Performance Guarantor) relating to or resulting from:

                           (i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                           (ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of an Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

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

                           (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi)     the commingling of Collections of
         Receivables at any time with other funds;

                           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix) any Amortization Event described in Section 9.1(d);

                           (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to each Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                           (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                           (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and

         Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                           (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                           (xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

                           (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

                  Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of (a) the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) after the date hereof, or (b) the adoption of any accounting principles, or (c) any change in any of the foregoing, or (d) any change in the interpretation or administration thereof by any governmental authority, the Financial Accounting Standards Board ("FASB"), any central bank or any comparable agency charged with the interpretation or administration thereof, or (e) compliance with any request or directive (whether or not having the force of law) of any such authority or agency: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within 15 days after demand by the Agent (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Funding Source), Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. Each Funding Source will promptly notify the Seller and the Agent of any event of which it has knowledge (including any future event that, in the judgment of such Funding Source, is reasonably certain to occur) which will entitle such Funding Source to compensation pursuant to this Section 10.2; provided, however, the failure to give or delay in giving such notification shall not affect the rights of any Funding Source to such compensation in any way. For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of Conduit or Seller with the assets and liabilities of the Agent, any Financial Institution or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section 10.2.

                  Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Conduit on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Conduit and the Agent (which such counsel may be employees of Conduit or the Agent) with respect thereto and with respect to advising Conduit and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE XI
                                    THE AGENT

                  Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the UCC financing statements, the Collection Account Agreements and such other Transaction Documents as may require the Agent's signature on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

                  Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

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

The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice thereof from Seller or a Purchaser.

                  Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

                  Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

                  Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

                  Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

                  Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

                  Section 12.1 Assignments. (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to the Financial Institutions pursuant to this Agreement or the Liquidity Agreement or (ii) to any other issuer of commercial paper notes sponsored or administered by Bank One or (iii) to any other Person; provided that, prior to the occurrence of an Amortization Event, Conduit may not make any such assignment pursuant to this clause (iii), except in the event that the circumstances described in Section

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

12.1(c) occur, without the consent of Seller (which consent shall not be unreasonably withheld or delayed). Upon such assignment, Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Conduit of this Agreement or all or any of the Purchaser Interests of Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Conduit hereunder. Except as provided in Section 8.1, neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (a) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement and the other Transaction Documents pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Conduit shall be required prior to the effectiveness of any such assignment. In addition, so long as no Amortization Event has occurred, the consent of the Seller shall be required if such assignment is to a Person which is not an Affiliate of Bank One (which consent shall not be unreasonably withheld or delayed). Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit, an enforceability opinion in form and substance satisfactory to the Agent and Conduit. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                  (b) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (an "Affected Financial Institution"), such Affected Financial Institution shall be obligated, at the request of Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

                  Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Conduit and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

                  Section 12.3 Extension of Liquidity Termination Date. The Seller may advise the Agent in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 60 days prior to, and not less than 45 days prior to, the then current Liquidity Termination Date. The Agent, upon being so advised by the Seller, shall promptly notify each Financial Institution of any such request and each such Financial Institution shall notify the Agent and the Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify the Agent and the Seller shall be deemed an election not to extend by such Financial Institution). In the event that at least one Financial Institution agrees to extend the Liquidity Termination Date, the Seller Parties, the Agent, the extending Financial Institutions shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institutions and the Agent (including reasonable attorneys' fees) shall be paid by the Seller. In the event that any Financial Institution declines the request to extend the Liquidity Termination Date (each such Financial Institution being referred to herein as a "Non-Renewing Financial Institution"), and the Commitment of such Non-Renewing Financial Institution is not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution's Commitment on the then current Liquidity Termination Date.

                  Section 12.4 Terminating Financial Institutions.

                  (a) Any Affected Financial Institution or Non-Renewing Financial Institution which has not assigned its rights and obligations hereunder if requested pursuant to this Article XII shall be a "Terminating Financial Institution" for purposes of this Agreement as of the then current Liquidity Termination Date (or, in the case of any Affected Financial Institution, such earlier date as declared by the Administrative Agent).

                  (b) The Commitment of any Financial Institution shall terminate on the date it becomes a Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.4) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests or the Commitment held by such Terminating Financial Institution prior to its termination as a Financial Institution.

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

                                  ARTICLE XIII
                                  MISCELLANEOUS

                  Section 13.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (a) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                           (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except as may be required pursuant to the Liquidity Agreement) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 13.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Dilution Percentage," "Dilution Reserve," "Loss Reserve," or "Loss Percentage," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                           (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 13.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller or its rights and/or obligations under the Transaction Documents. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

                  Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by facsimile transmission, upon confirmation of receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Bank Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

                  Section 13.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 13.4 Protection of Ownership Interests of the Purchasers. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or reasonably desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (a) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 13.5 Confidentiality. (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law, regulation or order of any judicial, regulatory or administrative proceeding (whether or not having the force of law). Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

                  (a) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Conduit by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  Section 13.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 13.7 Limitation of Liability. No claim may be made by any Seller Party or any other Person against Conduit, the Agent or any Financial Institution or their respective

Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 13.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET. SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS).

                  Section 13.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  Section 13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 13.11 Integration; Binding Effect; Survival of Terms.

                  (a) THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT CONTAIN THE FINAL AND COMPLETE INTEGRATION OF ALL PRIOR EXPRESSIONS BY THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL CONSTITUTE THE ENTIRE AGREEMENT AMONG THE

PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF SUPERSEDING ALL PRIOR ORAL OR WRITTEN UNDERSTANDINGS.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 13.6 and 13.7 shall be continuing and shall survive any termination of this Agreement.

                  Section 13.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  Section 13.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this
Section 13.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Conduit.

                  Section 13.14 Characterization.

                  (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or such Originator.

                  (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Indemnified Parties a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, all of Seller's rights, title, and interest in, to and under the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder and (b) all UCC financing statements filed pursuant thereto), and all proceeds of any thereof and all other assets in which the Agent on behalf of the Purchasers has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller hereby authorizes the Agent, within the meaning of 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Purchasers, to file, without the signature of the Seller or any Originator, as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement. The Agent shall promptly deliver a copy of any such UCC financing statements so filed to the Seller, provided that the Agent's failure to deliver such copy shall not effect the validity of such filing.

                  (c) In connection with Seller's transfer of its right, title and interest in, to and under the Receivables Sale Agreement, the Seller agrees that the Agent shall have the right to enforce the Seller's rights and remedies under the Receivables Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of the Seller under the Receivables Sale Agreement. To the extent that the Seller enforces the Seller's rights and remedies under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by the Seller.

                  Section 13.15 Amendments Related to Credit Agreement. On or prior to the date which is 30 days after the execution of the Amended and Restated Revolving Credit Facility Agreement to be entered into among Lennox International, the lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, and certain other Persons (the "Credit Agreement"), the parties hereto agree to amend the following provisions to conform to the parallel provisions contained in the Credit Agreement:

                  (a) the dollar amounts set forth in Sections 7.1(b)(ii)(A)(1), 9.1(c), and 9.1(h);

                  (b)      Section 9.1(l);

                  (c)      clause (i) of the definition of Change of Control;

                  (d) the Definitions of Level One Enhancement Period, Level Two Enhancement Period and Debt to Adjusted EBITDA Ratio; and

                  (e) any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (b) through (d) above.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                         LPAC CORP. II

                         By: ____________________________________________
                         Name:
                         Title:

                         Address:
                         LPAC Corp. II
                         2140 Lake Park Blvd.
                         Richardson, Texas 75080-2254
                         Attention: Gregg Moseman
                         Fax: (972) 497-6940

                         with a copy to:

                         Carl Edwards
                         General Counsel
                         Lennox International Inc.
                         P.O. Box 799900
                         Dallas, Texas 75379-9900
                         Physical address:
                         2140 Lake Park Blvd.
                         Richardson, Texas 75080-2254
                         Fax:

                         LENNOX INDUSTRIES INC.

                         By: ____________________________________________
                         Name:
                         Title:

                         Address:
                         LPAC Corp. II
                         2140 Lake Park Blvd.
                         Richardson, Texas 75080
                         Attention: [____]
                         Fax:(972) [497-6940]

                                 Signature Page
                                       to
                         Receivables Purchase Agreement

                            JUPITER SECURITIZATION CORPORATION

                            By: _____________________________________
                                          Authorized Signatory

                            Address: c/o Bank One, NA (Main Office
                                     Chicago), as Agent
                                     Asset Backed Finance
                                     Suite IL1-0079, 1-19
                                     1 Bank One Plaza
                                     Chicago, Illinois 60670-0079
                                     Fax: (312) 732-1844

                             BANK ONE, NA (MAIN OFFICE CHICAGO), as a Financial Institution and as Agent

                             By: _______________________________________
                             Name:
                             Title:

                             Address: Bank One, NA (Main Office Chicago)
                                      Asset Backed Finance
                                      Suite IL1-0596, 1-21
                                      1 Bank One Plaza
                                      Chicago, Illinois 60670-0596
                                      Fax: (312) 732-4487

                                 Signature Page
                                       to
                         Receivables Purchase Agreement

                                   EXHIBIT I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

                  "Adverse Claim" means a lien, security interest, financing statement, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "Affected Financial Institution" has the meaning specified in
Section 12.1(c).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "Agent" has the meaning set forth in the preamble to this Agreement.

                  "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

                  "Aggregate Reduction" has the meaning specified in Section
1.3.

                  "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve and the Yield and Servicer Fee Reserve.

                  "Aggregate Unpaids" means, at any time, an amount equal to the sum of all, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

                  "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

                  "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and (iv) the date which is 30 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

                                    Exh. I-1

                  "Amortization Event" has the meaning specified in Article IX.

                  "Armstrong" means Armstrong Air Conditioning Inc., an Ohio corporation.

                  "Assignment Agreement" has the meaning set forth in Section 12.1(b).

                  "Authorized Officer" means, with respect to any Person, its president, vice president, corporate controller, treasurer, assistant treasurer or chief financial officer.

                  "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

                  "Bank Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions and any Purchaser Interest of Conduit, an undivided interest in which has been assigned by Conduit to a Financial Institution pursuant to the Liquidity Agreement; provided, however, that at any time after the occurrence and during the continuance of an Amortization Event, the "Bank Rate" shall be the Prime Rate plus 2.0%.

                  "Bi-Weekly Report" means a report, in substantially the form of Exhibit XIII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

                  "Broken Funding Costs" means for any Purchaser Interest which:
(i) has its Capital reduced without compliance by Seller with the notice requirements hereunder, (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, including as a result of the occurrence of the Amortization Date pursuant to clause (iv) of the definition thereof; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York, Dallas, Texas or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                                    Exh. I-2

                  "Canadian Receivable" means a Receivable, the Obligor of which, if a natural person, is a resident of Canada, or if a corporation or other business organization, is organized under the laws of Canada or any political subdivision thereof and has its chief executive office in Canada.

                  "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.6) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                  "Change of Control" means (i) the acquisition by any New Owner of beneficial ownership of shares of Lennox International having Voting Rights pertaining thereto which would allow such New Owner to elect more members of the board of directors of Lennox International than could be elected by the exercise of all Voting Rights pertaining to shares of Lennox International then owned beneficially by the Norris Family, (ii) Lennox International shall fail to own, directly or indirectly, 100% of the issued and outstanding capital stock of Servicer, Seller or any Originator, (iii) Heatcraft Technologies Inc., Armstrong, Hearth and Excel shall fail to directly own 85%, 5%, 5% and 5%, respectively, of the issued and outstanding common stock of Seller, or (iv) each of Armstrong, Hearth and Excel shall fail to directly own 100% of the issued and outstanding preferred stock of Seller.

                  "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the applicable Originator's Credit and Collection Policy, would be written off Seller's books as uncollectible or (iv) which has been identified by Seller as uncollectible.

                  "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

                  "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI among the applicable Originator, Seller, the Agent and a Collection Bank.

                  "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

                  "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                                    Exh. I-3

                  "Commercial Paper" means promissory notes of Conduit issued by Conduit in the commercial paper market.

                  "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from
(i) Seller and (ii) Conduit, in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (b) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

                  "Conduit" has the meaning set forth in the preamble to this Agreement.

                  "Concentration Limit" means, at any time, for any Obligor, 6.0% of the Eligible Receivables Balance at such time, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Conduit or the Required Financial Institutions may, upon not less than five Business Days' notice to Seller, cancel any Special Concentration Limit. The Special Concentration Limit for Masco Corporation and its Affiliates at any time shall be 13.5% of the Eligible Receivables Balance at such time.

                  "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                  "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

                  "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental

                                    Exh. I-4

Purchase shall, during such period, be deemed to be funded by Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

                  "Credit Agreement" shall have the meaning set forth in Section 13.15.

                  "Credit and Collection Policy" means each Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

                  "Debt to Adjusted EBITDA Ratio" shall have the meaning assigned to such term in the Existing Credit Agreement, as such term and the terms used therein are defined on the date hereof, without giving effect to any amendments, modifications or waivers after the date hereof other than any amendment, modification or waiver agreed to by Bank One in its capacity as a lender under the Existing Credit Agreement.

                  "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection of a Receivable to the extent that
(i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any volume incentive discount, promotional or advertising credits, any other discount or any adjustment or otherwise by Seller or the applicable Originator (other than cash Collections on account of such Receivable) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or
(ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable.

                  "Default Fee" means with respect to any amount due and payable by Seller (or required to be deposited by Servicer) in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

                  "Default Trigger Ratio" means, at any time, a percentage equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables as to which any payment, or part thereof, remains unpaid for 91 to 120 days from the original due date for such payment at such time and (B) the aggregate Outstanding Balance of all Charged-Off Receivables at such time, divided by (ii) the aggregate Original Balance of all Receivables generated during the month ending five (5) months prior to such date.

                  "Defaulted Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

                  "Delinquency Trigger Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

                                    Exh. I-5

                  "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 60 days or more from the original due date for such payment.

                  "Designated Obligor" means an Obligor indicated by the Agent to Seller in writing.

                  "Dilution Horizon Factor" means, for any Accrual Period, a fraction, the numerator of which equals the sum of (i) the aggregate Original Balance of all Receivables originated during such Accrual Period and (ii) half of the aggregate Original Balance of all Receivables originated during the immediately preceding Accrual Period, and the denominator of which equals the Eligible Receivables Balance as of the last day of such Accrual Period.

                  "Dilution Percentage" means, as of any date of determination, a percentage calculated in accordance with the following formula:

                  DP = [(2 x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF

                  where:

              DP  =  the Dilution Percentage;

              ADR = the average of the monthly Dilution Ratios occurring during the 12 most recent Accrual Periods;

              HDR = the highest three-month rolling average of Dilution Ratios occurring during the 12 most recent Accrual Periods; and

              DHF =  the Dilution Horizon Factor at such time.

                  "Dilution Ratio" means, for any Accrual Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Accrual Period minus the sum of (A) the aggregate amount of all cash and payment discounts given by the Originators with respect to the Receivables during such Accrual Period and (B) the aggregate amount of all volume incentive discounts paid or accrued by Hearth during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables generated during the immediately preceding Accrual Period.

"Dilution Reserve" means, on any date, an amount equal to (i) the greater of (a)
5.0 % and (b) the Dilution Percentage (provided that at any time prior to the earlier to occur of (A) December 31, 2003 and (B) the date on which Excel becomes an Originator, the percentage for purposes of this clause (b) shall equal the Dilution Percentage minus 5.0%), multiplied by (ii) the Net Receivables Balance as of such date.

                  "Dilution Trigger Ratio" means, for any Accrual Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Accrual Period minus the aggregate amount of all volume incentive discounts paid or accrued by Hearth during such Accrual Period, divided by (ii) the aggregate Original Balance of all Receivables generated during the immediately preceding Accrual Period.

                                    Exh. I-6

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

                  "Eligible Receivable" means, at any time, a Receivable:

                           (i) the Obligor of which (a) if a natural person, is a resident of the United States or Canada or, if a corporation or other business organization, is organized under the laws of the United States or Canada or any political subdivision thereof and has its chief executive office in the United States or Canada; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency,

                           (ii) the Obligor of which is not the Obligor of any Charged-Off Receivable,

                           (iii) which is not a Charged-Off Receivable or a Defaulted Receivable,

                           (iv) which by its terms is due and payable within 210 days of the original billing date therefor and has not had its payment terms extended and which, when included in the calculation of Weighted Average Term, would not cause the Weighted Average Term to exceed 60 days,

                           (v)      which is an "account" within the meaning of
         Section 9-102 of the UCC of all applicable jurisdictions,

                           (vi) which is denominated and payable only in United States dollars in the United States,

                           (vii)    which arises under a Contract in
         substantially the form of one of the form contracts set forth on
         Exhibit IX hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, rescission, counterclaim or other defense,

                           (viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights to payment of the Originator thereof or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                           (ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator thereof,

                           (x) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation,

                                    Exh. I-7
         any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation, except where such violation could not reasonably be expected to have a Material Adverse Effect,

                           (xi) which satisfies all applicable requirements of the applicable Credit and Collection Policy,

                           (xii) which was generated in the ordinary course of business of the Originator thereof,

                           (xiii) which arises solely from the sale of goods or the provision of services to the related Obligor by the Originator thereof, and not by any other Person (in whole or in part),

                           (xiv) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

                           (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator thereof or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator thereof to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that only that portion of such Receivable that is subject to any such right of rescission, set-off, counterclaim, other defense or Adverse Claim shall be considered to be ineligible pursuant to this clause (xv),

                           (xvi) as to which the Originator thereof has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                           (xvii) all right, title and interest to and in which has been validly transferred by the Originator thereof directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim, and

                           (xviii) the Obligor of which is not the Obligor of Defaulted Receivables which in the aggregate constitute more than 35% of the aggregate Outstanding Balance of all Receivables of such Obligor.

                  "Eligible Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, minus the sum of (i) the amount equal to 1.5

                                    Exh. I-8
times the average of the Monthly Discount Amounts for each of the immediately preceding six months and (ii) the aggregate amount of all accrued volume incentive discounts given by Hearth at such time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Excel" means Excel Comfort Systems Inc., a Delaware corporation.

                  "Excess Canadian Receivables Amount" means at any time, an amount equal to the excess, if any, of (i) the aggregate Outstanding Balance of all Eligible Receivables at such time which are Canadian Receivables over (ii) the product of 8.0% and the Eligible Receivables Balance at such time.

                  "Existing Credit Agreement" means that certain Revolving Credit Facility Agreement dated as of July 29, 1999 among Lennox International Inc., each of the lenders parties thereto, JPMorgan Chase Bank, as administrative agent, Wachovia Bank, N.A., as syndication agent, and The Bank of Nova Scotia, as documentation agent, as such agreement has been amended prior to the date hereof.

                  "Facility Termination Date" means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by Bank One from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, Conduit and the Agent, as it may be amended or modified and in effect from time to time.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

                  "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit (including the Liquidity Agreement).

                                    Exh. I-9

                  "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

                  "Hearth" means Lennox Hearth Products Inc., a California corporation.

                  "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

                  "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "Independent Director" shall have the meaning set forth in Seller's certificate of incorporation.

                  "Lennox International" means Lennox International Inc., a Delaware corporation.

                  "Level One Enhancement Period" means any period during which the Debt to Adjusted EBITDA Ratio is less than or equal to 2.75 to 1.0.

                  "Level Two Enhancement Period" means any period during which the Debt to Adjusted EBITDA Ratio is greater than 2.75 to 1.0.

                  "LIBO Rate" means the rate per annum equal to the sum of (i)
(a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (1) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and
(2) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the

                                    Exh. I-10
maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 2.25% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                  "Liquidity Agreement" means the agreement entered into by Conduit with the Financial Institutions in connection herewith for the purpose of providing liquidity with respect to the Capital funded by Conduit under the Agreement.

                  "Liquidity Termination Date" means June 25, 2004.

                  "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

                  "Loss Horizon Factor" means, for any Accrual Period, a fraction, the numerator of which equals the aggregate Original Balance of all Receivables originated during such Accrual Period and the four immediately preceding Accrual Periods, and the denominator of which equals the Eligible Receivables Balance as of the last day of such Accrual Period.

                  "Loss Percentage" means at any time the greater of (i) 18.0% and (ii) a percentage calculated in accordance with the following formula:

                           LP = 2 x LHF x LR

                  where:

                  LP  = the Loss Percentage;
                  LHF = the Loss Horizon Factor; and
                  LR  = the highest three month rolling average of the Loss
                        Ratios occurring during the 12 most recent Accrual Periods.

                  "Loss Ratio" means, for any Accrual Period, a ratio (expressed as a percentage) equal to (i) the aggregate Outstanding Balance of all Receivables which are more than 120 and less than 150 days past due as of the last day of such Accrual Period plus all Charged-Off Receivables which are more than 120 and less than 150 days past due as of the last day of such Accrual Period and which have been written off during such Accrual Period, divided by
(ii) the aggregate Original Balance of all Receivables originated during the sixth preceding Accrual Period.

                  "Loss Reserve" means, at any time, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business on such date.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of (A) the Seller, (B) the Servicer and its Subsidiaries (taken as a whole), (C) any Originator and its respective Subsidiaries (taken as a whole) or (D) the Performance Guarantor and its Subsidiaries (taken as a whole), (ii) the ability of any Seller Party, any

                                    Exh. I-11

Originator, the Performance Guarantor or any of their respective Subsidiaries to perform its respective obligations under this Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Maximum Purchaser Interest" means (i) at any time during the month of November, 85%; provided that for so long as the Servicer delivers Bi-Weekly Reports to the Agent during the month of November with the Agent's consent pursuant to Section 8.5, the Maximum Purchaser Interest shall mean 100%,
(ii) at any time during the month of December, 70%; provided that for so long as the Servicer delivers Bi-Weekly Reports to the Agent during the month of December with the Agent's consent pursuant to Section 8.5, the Maximum Purchaser Interest shall mean 100%, and (iii) at any other time, 100%.

                  "Monthly Discount Amount" means, with respect to any calendar month, the aggregate amount of all cash and payment discounts given by the Originators with respect to the Receivables during such month.

                  "Monthly Report" means a report, in substantially the form of
Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Receivables Balance" means, at any time, the Eligible Receivables Balance at such time, minus the sum of (without duplication) (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates at such time exceeds the Concentration Limit for such Obligor at such time and (ii) the Excess Canadian Receivables Amount at such time.

                  "New Owner" means any Person (other than a member of the Norris Family), or any syndicate or group of Persons (exclusive of all members of the Norris Family) which would be deemed a "person" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, who directly or indirectly acquires shares of Lennox International.

                  "Non-Renewing Financial Institution" has the meaning set forth in Section 12.3.

                  "Norris Family" means all persons who are lineal descendents of D.W. Norris (by birth or adoption), all spouses of such descendents, all estates of such descendents or spouses which are in the course of administration, all trusts for the benefit of such descendents or spouses, and all corporations or other entities in which, directly or indirectly, such descendents or spouses (either alone or in conjunction with such other descendents or spouses) have the right, whether by ownership of stock or other equity interests or otherwise, to direct the management policies of such corporations or other entities (each such person, spouse, estate, trust, corporation or entity being referred to herein as a member of the Norris Family). In addition, so long as any employee stock ownership plan exercises its Voting Rights in the same manner as members of the Norris Family (exclusive of employee stock ownership plans) who have a majority of the

                                    Exh. I-12

Voting Rights exercised by all such members of the Norris Family, such employee stock ownership plan shall be deemed a member of the Norris Family.

                  "Obligations" shall have the meaning set forth in Section 2.1.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract.

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was originated.

                  "Originator" means each of Armstrong and Hearth and any other Subsidiary of Performance Guarantor which becomes a party to the Receivables Sale Agreement as a seller thereunder with the consent of the Agent in their capacity as sellers under the Receivables Sale Agreement.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Participant" has the meaning set forth in Section 12.2.

                  "Performance Guarantor" means Lennox International.

                  "Performance Guaranty" means that certain Performance Guaranty, dated as of June 27, 2003, by Performance Guarantor in favor of Seller, as the same may be amended, restated or otherwise modified from time to time.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Pooled Commercial Paper" means Commercial Paper notes of Conduit subject to any particular pooling arrangement by Conduit, but excluding Commercial Paper issued by Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Conduit.

                  "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "Prime Rate" means a per annum rate equal to the higher of (i) the "prime rate" announced by the Agent from time to time, changing when and as such rate changes or (ii) the Federal Funds Effective Rate plus 0.50%.

                  "Proposed Reduction Date" has the meaning set forth in Section 1.3.

                  "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by
(ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to any assignments pursuant to
Article XII.

                                    Exh. I-13

                  "Purchase Limit" means $50,000,000, as such amount may be decreased in accordance with Section 1.1(b).

                  "Purchase Notice" has the meaning set forth in Section 1.2.

                  "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

                  "Purchasers" means Conduit and each Financial Institution.

                  "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                        C / (NRB-AR)

                  where:

                  C   = the Capital of such Purchaser Interest.

                  AR  = the Aggregate Reserves.

                  NRB = the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Amortization Date shall remain constant at all times thereafter.

                  "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

                  "Receivable" means all indebtedness and other obligations owed to Seller or the Originator thereof (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in

                                    Exh. I-14
connection with the sale of goods or the rendering of services by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, the applicable Originator or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

                  "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of June 27, 2003, among the Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

                  "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "Reduction Notice" has the meaning set forth in Section 1.3.

                  "Reinvestment" has the meaning set forth in Section 2.2.

                  "Related Security" means, with respect to any Receivable:

                           (i) all of the applicable Originator's and the Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                           (iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                           (iv) all service contracts and other contracts and agreements associated with such Receivable,

                           (v)      all Records related to such Receivable,

                           (vi) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

                                    Exh. I-15

                           (vii)    all proceeds of any of the foregoing.

                  "Required Financial Institutions" means, at any time, Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller; provided that this clause (i) shall not be effective prior to the date on which Lennox International executes the Credit Agreement, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).

                  "Sale and Assignment" means that certain Sale and Assignment dated as of June 16, 2003 between LPAC Corp., a Delaware corporation, and Armstrong, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

                  "Seller" has the meaning set forth in the preamble to this Agreement.

                  "Seller Parties" has the meaning set forth in the preamble to this Agreement.

                  "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

                  "Servicing Fee" has the meaning set forth in Section 8.6.

                  "Settlement Date" means (A) the date each month which is two
(2) Business Days after the applicable Monthly Report is due, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

                  "Settlement Period" means (A) in respect of each Purchaser Interest funded by Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest funded by the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

                  "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of June 27, 2003 among Seller, Hearth and Armstrong, as such agreement may be amended,

                                    Exh. I-16
restated, supplemented or otherwise modified from time to time in accordance with its terms and with the consent of the Agent.

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

                  "Terminating Financial Institution" has the meaning set forth in Section 12.4.

                  "Terminating Tranche" has the meaning set forth in Section 2.3(b).

                  "Termination Date" has the meaning set forth in Section 2.3.

                  "Termination Percentage" has the meaning set forth in Section 2.3.

                  "Tranche Period" means, with respect to any Purchaser Interest funded by a Financial Institution, including any Purchaser Interest or undivided interest therein which has been assigned to a Financial Institution pursuant to the Liquidity Agreement:

                  (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

                  If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

                  "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance

                                    Exh. I-17

Guaranty, the Fee Letter, the Sale and Assignment, the Subordinated Note (as defined in the Receivables Sale Agreement) and the Stock Purchase Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Voting Rights" means, with respect to shares of a corporation, the right to cast votes for the election of directors of such corporation in ordinary circumstances (without consideration of voting rights which exist only in the event of contingencies).

                  "Weekly Report" means a report, in substantially the form of
Exhibit XII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

                  "Weighted Average Term" means, at any time, the weighted average of the stated terms of all Eligible Receivables, weighted on the basis of the Outstanding Balance of each such Receivable, as of the time of such calculation.

                  "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Bank Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  "Yield and Servicer Fee Reserve" means, on any date, an amount equal to 1.5% multiplied by the Net Receivables Balance as of the close of business on such date.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                    Exh. I-18

                                   EXHIBIT II

                             FORM OF PURCHASE NOTICE

                                     [Date]

Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596

Attention:        [________________]

                  Re: PURCHASE NOTICE

Ladies and Gentlemen:

                  Reference is hereby made to the Receivables Purchase Agreement, dated as of June 27, 2003, by and among LPAC Corp. II, a Delaware corporation (the "Seller"), Lennox Industries Inc., as Servicer, the Financial Institutions, Jupiter Securitization Corporation ("Conduit"), and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

                  The Agent is hereby notified of the following Incremental
Purchase:

                            Purchase Price:      $__________________________

                            Date of Purchase:    ___________________________

                            Requested Bank Rate: [LIBO Rate] [Prime Rate]
                                                 [Pooled Commercial Paper rate]

                  Please wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. No. ( )

                  Please advise [Name] at telephone no ( ) _________________ if Conduit will not be making this purchase.

                                    Exh. II-1

                  In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

                  (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct in all material respects (except that the materiality standard in this clause
(i) shall not apply to any such representation or warranty which is qualified by a materiality standard by its terms) on and as of the Purchase Date as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

                  (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Maximum Purchaser Interest;

                  (iv) after giving effect to such Incremental Purchase, the Weighted Average Term (with respect to Receivables included in the Net Receivables Balance) shall not exceed 60 days; and

                  (v) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

                                Very truly yours,

                                 LPAC CORP. II

                                 By: ___________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                    Exh. II-2

                                  EXHIBIT III

                    PLACES OF BUSINESS OF THE SELLER PARTIES;
                              LOCATIONS OF RECORDS;

Lennox Industries Inc.
2100 Lake Park Blvd.
Richardson, Texas 75080

LPAC Corp. II
2140 Lake Park Blvd.
Richardson, Texas 75080-2254

                    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Lennox Industries Inc.: 42-0377110

LPAC Corp. II: 55-0836692

                     ORGANIZATIONAL IDENTIFICATION NUMBER(S)

Lennox Industries Inc.: 24693

LPAC Corp. II: 3671965

                                   Exh. III-1

                                   EXHIBIT IV

                                   EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE

To:  Bank One, NA (Main Office Chicago), as Agent

                  This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of June 27, 2003 among LPAC Corp. II (the "Seller"), Lennox Industries Inc. (the "Servicer"), the Purchasers party thereto and Bank One, NA (Main Office Chicago), as agent for such Purchasers (the "Agreement").

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.       I am the duly elected [_______________] of Seller.

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and the Servicer and its Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

                  4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

                  5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this______ day of _______, , 20____.

                                    Exh. V-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         This schedule relates to the month ended:

                                    Exh. V-2

                                   EXHIBIT VI

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                                    Attached

                                    Exh. VI-1

                                  EXHIBIT VII

                          FORM OF ASSIGNMENT AGREEMENT

                  THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________ ("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

                  A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of June 27, 2003 by and among LPAC Corp. II, as Seller, Lennox Industries Inc., as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

                  B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

                  C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor's Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

                                    AGREEMENT

                   The parties hereto hereby agree as follows:

                  1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Conduit, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

                  2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

                                   Exh. VII-1

                  3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under
Section 4.1 of the Purchase Agreement.

                  4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

                  5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                  6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith;
(c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Conduit, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its

                                   Exh. VII-2
behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

                  7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1 and 13.6 thereof.

                  8. Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

                  9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                  10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                                   Exh. VII-3

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                          [ASSIGNOR]

                                          By: __________________________________
                                          Title: _______________________________

                                          [ASSIGNEE]

                                          By: __________________________________
                                          Title: _______________________________

                                   Exh. VII-4

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, ____

Transferred Percentage: ________%

----------------------------------------------------------------------------------------------
                      A-1                 A-2               B-1                   B-2
----------------------------------------------------------------------------------------------
Assignor          Commitment          Commitment        Outstanding        Ratable Share of
                  (prior to giving    (after giving     Capital            Outstanding Capital
                  effect to the       effect to the     (if any)
                  Assignment          Assignment
                  Agreement)          Agreement)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                          A-2               B-1                   B-2
----------------------------------------------------------------------------------------------
Assignee                              Commitment        Outstanding        Ratable Share
                                      (after giving     Capital            of Outstanding
                                      effect to the     (if any)           Capital
                                      Assignment
                                      Agreement)
----------------------------------------------------------------------------------------------

Address for Notices
____________________________
____________________________
Attention:
Phone:
Fax:

                                   Exh. VII-5

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO: _______________________________________ , Assignor
    _______________________________________
    _______________________________________
    _______________________________________

TO: _______________________________________ , Assignor
    _______________________________________
    _______________________________________
    _______________________________________

                  The undersigned, as Agent under the Receivables Purchase Agreement dated as of June 27, 2003 by and among LPAC Corp. II a Delaware corporation, Lennox Industries Inc., as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms
defined in such Assignment Agreement are used herein as therein defined.

                  1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

                  2. Conduit hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.

                  3. [Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                 Very truly yours,

                                 BANK ONE, NA (MAIN OFFICE CHICAGO),
                                 individually and as Agent

                                 By: ___________________________________________
                                 Title: ________________________________________

                                 JUPITER SECURITIZATION CORPORATION

                                 By: ___________________________________________
                                 Authorized Signatory

                                   Exh. VII-6

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                   See Exhibit V to Receivables Sale Agreement

                                   Exh. VIII-1

                                   EXHIBIT IX

                               FORM OF CONTRACT(S)

                                  See Attached

                                    Exh. IX-1

                                   EXHIBIT X

                             FORM OF MONTHLY REPORT

                                    Attached

                                    Exh. X-1

                                   EXHIBIT XI

                            FORM OF REDUCTION NOTICE

[Date]

Bank One, NA (Main Office Chicago), as Agent
Suite IL1-1729, 1-19
1 Bank One Plaza
Chicago, Illinois 60670-1729

Attention:        Jupiter Administrator

                  Re: REDUCTION NOTICE

Ladies and Gentlemen:

                  Reference is hereby made to the Receivables Purchase Agreement, dated as of June 27, 2003, by and among LPAC Corp. II, a Delaware corporation (the "Seller"), Lennox Industries Inc., as Servicer, the Financial Institutions, Jupiter Securitization Corporation ("Conduit"), and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

         The Agent is hereby notified of the following Aggregate Reduction:

--------------------------------------------------------------
Aggregate Reduction:                       $[________________]
--------------------------------------------------------------
Proposed Reduction Date:                    [                ]
--------------------------------------------------------------

Aggregate Reduction will be made in available funds (by 12:00 noon Chicago time) to:

Jupiter Securitization Corporation
51 - 14810
Bank One N.A.
Chicago, IL 60670
ABA# 071000013
Reference: LPAC Corp. II

                                    Exh. XI-1

                  After giving effect to such Aggregate Reduction made on the
Proposed Reduction Date, the Aggregate Capital is $[     ].

                            Very truly yours,

                            LPAC CORP. II

                            By:________________________________
                            Name:
                            Title:

                                    Exh. XI-2

                                  EXHIBIT XII

                              FORM OF WEEKLY REPORT

                                   Exh. XII-1

                                  EXHIBIT XIII

                            FORM OF BI-WEEKLY REPORT

                                   Exh. XIII-1

                                   SCHEDULE A

                                   COMMITMENTS

Financial Institution               Commitment
Bank One, NA (Main Office Chicago)  $50,000,000

                                   SCHEDULE B

                            LIST OF CLOSING DOCUMENTS

                                   (Attached.)